                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT is entered into this 16th day of August 1999, by and between Tioga Systems, Inc., a Delaware corporation ("the Company"), and Cadir Lee, a resident of the State of California (the "Executive").

                                  WITNESSETH:
                                  ----------

          WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, in accordance with the terms and subject to the conditions provided herein;

          NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1.   Position and Duties.  During the Term (as defined below), and
               -------------------
subject to the terms and conditions hereof, the Company shall employ the Executive as Vice President of Engineering of the Company, who shall be an executive officer of the Company and shall have the responsibilities, duties, powers, authority and obligations delegated to him by the President and Chief Executive Officer of the Company (the "CEO"). The Executive accepts such employment, and agrees to render such services and to devote his entire available business time, effort, skill and attention to promote the best interests of the Company.

          2.   Employment Term.  The Company shall employ Executive for a term
               ---------------
commencing as of the date hereof and, unless sooner terminated as provided herein, expiring one (1) year subsequent to the date thereof (the "Term"). The term shall automatically renew for three successive additional one (1) year periods unless, on or before thirty (30) days prior to the last day of the Term of employment or any extension thereof, the Company or Executive shall notify the other in writing of its intention not to renew Executive's employment, in which case Executive's employment shall terminate at the end of the Term or any extension thereof. Any such renewal shall be upon the terms and conditions set forth herein unless otherwise agreed between the Company and the Executive.

          3.   Compensation and Benefits.
               -------------------------

               (a) Commencing on the date of this Agreement and continuing until the Expiration Date or the Executive's earlier termination for any reason or no reason, the Company shall pay Executive a base annual salary (the "Base Salary") of One-Hundred Fifty Thousand Dollars ($150,000), payable in accordance with the Company's general business practice.

               (b) Subject to the approval of the Board of Directors of the Company, you will be granted an option to purchase 250,000 shares of Common Stock of the Company at an exercise price per share equivalent to the fair market value as determined by the Board of Directors at the next Board meeting and which will cliff vest 25% one year from the effective date hereof and thereafter monthly at 1/48 per month. Your options will be granted under the Tioga Systems, Inc. 1998 Option Plan, in accordance with and subject to each term of the Company's standard form of option agreement.

               (c) In addition to the Base Salary, the Executive shall be eligible during the Term to earn bonuses in amount and pursuant to criteria established by the Board from time to time.

               (d) Executive shall be entitled to up to four (4) weeks leave for vacation at full pay during each twelve (12) month period during the Term or any extension thereof, provided, however, that at the end of each such twelve
(12) month period, Executive may accrue and carry over to the next succeeding twelve (12) month period a maximum of two (2) weeks of unused vacation. Executive shall also be entitled to all paid holidays and sickness days given to the Company's senior executive officers, as determined by the Board in its sole discretion.

               (e) During the Term, Executive shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may thereafter be established that are generally applicable to other senior executives of the Company, including without limitation, pension and profit-sharing plans, deferred compensation, supplemental retirement or excess-benefit plans, incentive or other bonus plans, life, health, disability, accident, and dental insurance programs, paid vacations and sabbatical leave plans, and similar plans and programs, in accordance with the rules established for individual participation in any such plan.

               (f) During the Term, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in connection with his services hereunder in accordance with budgets approved by the Board. Executive shall account to the Company for such expenses in accordance with Company policy.

          4.   Termination.
               -----------

               (a) Executive's employment with the Company shall terminate upon any one of the following:

                    (i) the effective date (after giving effect to any applicable cure periods) of a written notice of termination sent to Executive stating that the Company's determination made in good faith that it is terminating Executive for "cause" as defined under Section 4(b) ("Termination for Cause");

                    (ii) the effective date of a written notice of termination sent to the Executive stating that the Company's determination made in good faith that, due to a mental or physical incapacity ("Disability"), Executive has been unable and failed to substantially render the services to be provided by Executive to the Company for a period of not less than six months ("Termination for Disability");

                    (iii) death of the Executive ("Termination Upon Death");

                    (iv) the effective date (after giving effect to any applicable cure periods) of a written notice of termination sent to the Company by Executive stating Executive's determination made in good faith of "constructive termination" by the Company as defined under Section 4(b) ("Constructive Termination"); or

                    (v) the effective date of a written notice sent to Executive stating that the Company is terminating his employment, without cause, which notice can be given by the Company at any time at the Company's sole discretion, for any reason or for no reason ("Termination Without Cause").

               (b) For purposes of this Agreement, "cause" for Executive's termination will exist in any case in which the Board determines that:

                    (i) Executive has willfully refused or willfully failed to perform his obligations under this Agreement or the duties properly assigned to him in accordance with the terms of this Agreement and such refusal or failure is detrimental to the interests of the Company; provided, however, that Executive has failed to cure such breach within thirty (30) days following notice from the Company;

                    (ii) Executive has been convicted or admitted the commission of an indictable offense (whether or not in connection with the performance by Executive of his duties under this Agreement) which would have a material impact on the business of the Company; or

                    (iii) Executive has willfully breached his obligations under this Agreement; provided, however, that Executive has failed to cure such breach within thirty (30) days following notice from the Company.

               (c)  Constructive Termination shall mean:

                    (i) an involuntary material reduction in Base Salary and employment benefits to which the Executive is entitled under this Agreement unless such a reduction is a reduction of employment benefits, other than salary and bonuses, of general applicability to each senior executive officer of the Company;

                    (ii) any requirement that the employee move his principal work location to any location more than fifty (50) miles from the principal offices of the Company;

                    (iii) a material change to function or title; or

                    (iv)  a material reduction in responsibilities and duties;

          provided, however, that in each case the Company has failed to cure any of (i), (ii), (iii), or (iv) within thirty (30) days following notice from the Executive.

          5.   Compensation Upon Termination and During Disability.
               ---------------------------------------------------

               (a) In the event of any Termination for Cause, the Company shall immediately pay to Executive only the Base Salary otherwise payable to Executive through the date of termination, and the Company shall have no further obligations to Executive under this Agreement. Executive's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

               (b) During any period that Executive fails to perform his duties hereunder due to Disability, Executive shall continue to receive his Base Salary during such period of Disability. In the event of Termination for Disability,

                    (i) the Company shall immediately pay to Executive the compensation and benefits otherwise payable to Executive under Section 3 through the date of termination;

                    (ii) for three (3) months after the termination of Executive's employment, the Company shall continue to pay Executive (A) his Base Salary at Executive's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period, and (B) shall continue his benefits under Section 3(d);

                    (iii) Executive shall be entitled to receive that portion of the Bonus that Executive has earned as of the date of termination; and

                    (iv) Executive's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

               (c) In the event of Termination Upon Death, all obligations of the Company and Executive shall cease, except the Company shall immediately pay to Executive (or to Executive's estate) the Base Salary payable to Executive through the date of termination and Executive shall be entitled to receive that portion of the Bonus that

Executive has earned as of the date of termination. Executive's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

               (d) In the event of any Constructive Termination or Termination Without Cause,

                    (i) the Company shall immediately pay to Executive the compensation and benefits otherwise payable to Executive under Section 3 through the date of termination;

                    (ii) for three (3) months after the termination of Executive's employment, the Company shall continue to pay Executive (A) his salary under Section 3 above at Executive's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period, and (B) shall continue his benefits under Section 3(d); and

                    (iii) Executive shall be entitled to receive that portion of the Bonus that Executive has earned as of the date of termination.

          6.   Non-Competition.  While Executive is employed by the Company
               ---------------
hereunder and (i) for one (1) year after the termination of his employment with the Company as a result of Termination Without Cause (as hereinafter defined) or
(ii) for one (1) year after the termination of any payments of compensation hereunder following the termination of Executive's employment with the Company for any other reason (in either such case, the "Non-Compete Period"), Executive shall not compete with any business then conducted by the Company or its affiliates without the prior written consent of the Board. For purposes of this Agreement, the term "compete" shall mean engaging in a business as a more than five (5%) percent stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or in any other individual or representative capacity (unless Executive's duties, responsibilities, and activities, including supervisory activities, for or on behalf of such business are not related in any way to such "competitive" activity) if it involves:

               (a) engaging anywhere within the United States in the business of software for application management and/or eSupport (the "Business");

               (b) rendering services or advice pertaining to the Business to, or on behalf of, any person, firm, or corporation which is in competition with the Company or any of its affiliates during the Non-Compete Period; or

               (c) engaging in, or entering into services or advice pertaining to, any other line of business (i) that the Company or any of its affiliates actively conducts or which Executive knows the Company or any of its affiliates is contemplating conducting and (ii) that competes with the Company or its affiliates in the same geographic area as such line of business is then conducted or is contemplated to be conducted.

          7.   Nondisclosure and Developments Agreement.  In connection with
               ----------------------------------------
his employment by the Company pursuant to the terms of this Agreement, the Executive shall have executed, prior to the execution hereof by the Company, an Employee Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement").

          8.   Representations and Warranties.
               ------------------------------

               (a) Executive represents and warrants to the Company that Executive is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder, or interfere with the rights of the Company hereunder.

               (b) The Company represents and warrants to Executive that (i) it has all requisite power and authority to execute, deliver, and perform this Agreement, (ii) all necessary limited liability company proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement, and (iii) this Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

          9.   Successors; Binding Agreement.  As used in this Agreement, "the
               -----------------------------
Company" shall mean the Company as hereinbefore defined and any successor to substantially all of the business and/or assets of the Company which executes and delivers an agreement to assume and be bound by the terms hereof or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          10.  Assignment.  The Executive may not assign this Agreement or any
               ----------
part hereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate.

          11.  Notice.  For purposes of this Agreement, notices and all other
               ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery when delivered by hand, (b) on the date of transmission when sent by facsimile transmission during normal business hours with telephone confirmation of receipt, (c) one day after dispatch when sent by reputable overnight courier maintaining records of receipt, or (d) three days after dispatch when sent by registered or certified mail, postage prepaid, return receipt requested, all addressed as follows:

          If to the Company:
          Tioga Systems, Inc.
          1816 Embarcadero Road
          Palo Alto, CA.  94303

          Telephone: (650) 565-8600
          Facsimile: (650) 565-8300

          If to Executive:

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          12.  Miscellaneous.  No provision of this Agreement may be modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer or director as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or at any prior or subsequent time. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense. Headings contained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof.

          13.  Governing Law.   This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of California without regard to the conflict of law provisions thereof.

          14.  Severability.  If any covenant or provision hereof is determined
               ------------
to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the invalidity of any other covenant or provision, each of which is hereby declared to be separate and distinct. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provision of this Agreement is declared invalid or unenforceable for any reason other than overbreadth, the offending provision will be modified so as to maintain the essential benefits of the bargain among the parties hereto to the maximum extent possible, consistent with law and public policy.

          15.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          16.  Withholding.  Anything in this Agreement to the contrary
               -----------
notwithstanding, all payments required to be made by the Company hereunder to Executive shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

          17.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties hereto with respect to the subject matter hereof, and related transactions contemplated hereby and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                         TIOGA SYSTEMS, INC.



                                         By: /s/ Radha R. Basu
                                             -----------------
                                         Radha Basu



                                         CADIR LEE



                                         /s/   Cadir Lee
                                         ---------------